EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") made this _____day of _______________, 1997 between SONIC AUTOMOTIVE, INC. its successors or assigns, subsidiary corporations or affiliates (collectively, the "Employer") and O. BRUTON SMITH ("Employee").

                                 R E C I T A L S

         WHEREAS, Employer desires to retain the services of Employee; and

         WHEREAS, Employee is prepared to perform those duties as set forth in this Agreement.

         NOW, THEREFORE, the parties intending to be legally bound agree as follows:

                  1. Term of Employment. Employer hereby employs Employee, and Employee hereby accepts employment from Employer for the period commencing effective upon consummation of the initial public offering of Employer (the "Commencement Date") and ending three (3) years thereafter, unless sooner terminated (the "Employment Period").

                  2. Duties of Employee. Employee shall be employed by Employer as its Chief Executive Officer and shall report directly to the Company's Board of Directors. Employee's duties shall include, but not be limited to, rendering such services as the Board of Directors may, from time to time, assign to Employee. Employee shall devote approximately fifty percent (50%) of his working time to the performance of the his duties for Employer.

         3. Compensation. For all services rendered by Employee under this Agreement, he shall be entitled to compensation in accordance with the following:

                           (a) Base Salary. During the Employment Period, the
Employee shall receive an annual base salary ("Annual Base Salary") of Three Hundred Fifty Thousand and NO/100 Dollars ($350,000.00), which shall be paid in equal monthly installments in the amount of Twenty-Nine Thousand One Hundred Sixty-Six and 66/100 Dollars ($29,166.66).

                           (b) Additional Salary and Bonus. In addition to the
Annual Base Salary, Employer shall pay to the Employee such additional amounts as may be determined and ratified from time to time by the Compensation Committee of Employer's Board of Directors.

         4. Fringe Benefits. During the Employment Period, Employee shall receive fringe benefits in keeping with those provided to other similarly situated employees of Employer.

         5. Termination of Employment. Employee shall serve at the leisure of the Board of Directors and Employee's employment may be terminated by the Board of Directors at any time.

                  6. Restrictive Covenants. For purposes of this Agreement, "Restrictive Covenants" mean the provisions of this paragraph 6. It is stipulated and agreed that Employer is engaged in the business of owning and operating automobile and/or truck dealerships, which business includes, without limitation, the marketing, selling and leasing of new and used vehicles and the servicing of automobiles and trucks (the "Business"). It is further stipulated and agreed that as a result of Employee's employment by Employer, and as a result of Employee's continued employment hereunder, Employee has and will have access to valuable, highly confidential, privileged and proprietary information relating to Employer's Business. The unauthorized use or disclosure by Employee of any of the Confidential Information (the "Confidential Information") would seriously damage Employer in its Business. In consideration of the provisions of this paragraph 6, and the compensation and benefits referred to in paragraphs 3 and 4 hereof, Employee agrees as follows:

                           (a) During the term of this Agreement and after its
termination or expiration for any reason, Employee will not, without Employer's prior written consent, use, disclose, or make accessible to any third person or entity, any aspect of the Confidential Information.

                           (b) During the term of this Agreement and for a
period of two years after the date of the expiration or termination of this Agreement for any reason (the "Restrictive Period"), Employee shall not, directly or indirectly:

                                    (i) Employ or solicit the employment of any
                           person who at any time during the twelve (12) calendar months immediately preceding the termination or expiration of this Agreement for any reason was employed by Employer;

                                    (ii) Provide or solicit the provision of
                           products or services, similar to those provided by Employer to any person or entity within the "Restricted Territory", as hereinafter defined, who purchased or leased automobiles, trucks or services from Employer at any time during the twelve (12) calendar months immediately preceding the termination or expiration of this Agreement for any reason;

                                    (iii) Interfere or attempt to interfere with
                           the terms or other aspects of the relationship between Employer and any person or entity from whom Employer has purchased automobiles, trucks, parts, supplies, inventory or services at any time during the twelve (12) calendar months immediately preceding the termination or expiration of this Agreement for any reason;

                                    (iv) Engage in competition with Employer or
                           its respective successors and assigns by engaging, directly or indirectly, in a business involving the sale or leasing of automobiles or trucks or which is otherwise substantially similar to the Business, within the "Restricted Territory", as hereinafter defined; or

                                    (v) Provide information to, solicit or sell
                           for, organize or own any interest in (either directly or thorough any parent, affiliate or subsidiary corporation, partnership, or other entity), or become employed or engaged by, or act as agent for, any person, corporation or other entity that is directly or indirectly engaged in a business in the "Restricted Territory", as hereinafter defined, which is substantially similar to the Business or competitive with Employer's business; provided, however, that nothing herein shall preclude the Employee from holding not more than three percent (3%) of the outstanding shares of any publicly held company which may be so engaged in a trade or business identical or similar to the Business of the Employer. As used herein, "Restricted Territory" means:

                           (1) all Standard Metropolitan Statistical Areas, as determined by the United States Office of Management and Budget, in which Employer has an office, store or other place of business on the date of the expiration or termination of this Agreement for any reason.
                           (2) all counties in which Employer has an office, store or other place of business on the date of the expiration or termination of this Agreement for any reason.

                           7. Remedies. It is stipulated that a breach by
Employee of the Restrictive Covenants would cause irreparable damage to Employer and that Employer, in addition to other remedies, shall be entitled to an injunction restraining Employee from violating or continuing any violation of such Restrictive Covenants.

                           8. Entire Agreement. This Agreement contains the
entire agreement of the parties hereto, and shall not be modified or changed in any respect except by a writing executed by the parties hereto.

                           9. Governing Law; Forum. This Agreement and any
dispute arising from it shall be governed by and construed according to the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.
                      EMPLOYEE:

                                                           (SEAL)
                      O. Bruton Smith

                      EMPLOYER:

                      SONIC AUTOMOTIVE, INC.

                      By:      ____________________________________
                      Title:   ____________________________________